Exhibit 99.1

News Release

Cenveo Announces Commencement of Senior Exchangeable
Notes Offering

STAMFORD, CT – (March 21, 2012) – Cenveo, Inc. (NYSE: CVO, “Cenveo”) announced today that its wholly-owned subsidiary, Cenveo Corporation, has commenced an offering of $75 million aggregate principal amount of Senior Exchangeable Notes due 2017 (the “Notes”).  Cenveo Corporation intends to grant the initial purchasers of the Notes a 30-day over-allotment option to purchase up to an additional $11.25 million aggregate principal amount of the Notes on the same terms and conditions.  The Notes will be guaranteed on a senior unsecured basis by Cenveo and substantially all of Cenveo’s North American subsidiaries.  Net proceeds of the offering, together with the proceeds from its previously announced offering of Senior Notes due 2017 and borrowings under its senior secured credit facility, will be used to fund Cenveo’s previously announced tender offer of its 7⅞% Senior Subordinated Notes due 2013, 8⅜% Senior Subordinated Notes due 2014 and 10½% Senior Notes due 2016 or to otherwise refinance, repurchase, defease or redeem such indebtedness, and to pay related fees and expenses.

The Notes will be exchangeable for shares of Cenveo’s common stock, based on an exchange rate to be determined. Interest on the Notes will be payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2012. The Notes will mature on May 15, 2017, unless earlier repurchased by Cenveo or exchanged in accordance with their terms prior to such date. The interest rate, exchange rate, exchange price and other terms of the Notes will be determined at the time of pricing of the offering.

The Notes will be offered in the United States only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes and the shares of Cenveo common stock issuable upon exchange of the Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release does not and shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute, nor shall there be any sale of these securities in any state or jurisdiction in which, an offer, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

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Cenveo (NYSE: CVO), headquartered in Stamford, Connecticut, is a leading global provider of print and related resources, offering world-class solutions in the areas of custom labels, specialty packaging, envelopes, commercial print, content management and publisher solutions. The company provides a one-stop offering through services ranging from design and content management to fulfillment and distribution. With approximately 8,400 employees worldwide, we pride ourselves on delivering quality solutions and service every day for our more than 100,000 customers.
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Statements made in this release, other than those concerning historical financial information, may be considered “forward-looking statements,” which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.  In view of such uncertainties, investors should not place undue reliance on our forward-looking statements.  Such statements speak only as of the date of this release, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results to differ materially from management’s expectations include, without limitation: (i) the recent United States and global economic conditions, which have adversely affected us and could continue to do so; (ii) our substantial level of indebtedness, which could impair our financial condition and prevent us from fulfilling our business obligations; (iii) our ability to service or refinance our debt; (iv) the terms of our indebtedness imposing significant restrictions on our operating and financial flexibility; (v) additional borrowings that are available to us could further exacerbate our risk exposure from debt; (vi) our ability to successfully integrate acquired businesses into our business; (vii) a decline of our consolidated profitability or profitability within one of our individual reporting units could result in the impairment of our assets, including goodwill, other long-lived assets and deferred tax assets; (viii) intense competition and fragmentation in our industry; (ix) the general absence of long-term customer agreements in our industry, subjecting our business to quarterly and cyclical fluctuations; (x) factors affecting the United States postal services impacting demand for our products; (xi) the availability of the internet and other electronic media may adversely affect our business; (xii) increases in paper costs and decreases in its availability; (xiii) our labor relations; (xiv) our compliance with environmental laws; (xv) our dependence on key management personnel; (xvi) our dependence upon information technology systems; and (xvii) our international operations and the risks associated with operating outside of the United States. This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact our business. Additional information regarding these and other factors can be found in Cenveo, Inc.’s periodic filings with the SEC, which are available at http://www.cenveo.com.

Inquiries from analysts and investors should be directed to Robert G. Burton, Jr. at (203) 595-3005.